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                                                              Exhibit d(2)(T)(i)


                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                             DIRECTED SERVICES, INC.

                                       AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

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SERIES                                                       ANNUAL SUB-ADVISER FEE
------                                                       ----------------------
                                                 (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)

ING International Portfolio                              0.5625% on first $500 million
                                                  0.4725% on assets in excess of $500 million

ING Limited Maturity Bond Portfolio                      0.30% on the first $25 million
                                                         0.25% on the next $50 million
                                                         0.20% on the next $75 million
                                                   0.15% on assets in excess of $150 million
                                                  Subject to a minimum annual fee of $35,000
                                             (payable at the end of each calendar year) starting
                                                 from the time Sub-Adviser renders investment
                                              management services for the assets of the Series,
                                             and this amount shall be prorated for any portion of
                                              a year in which the Sub-Advisory Agreement is not
                                             in effect or during which the obligation to pay this
                                                        minimum fee has not commenced.

ING Liquid Assets Portfolio                              0.20% on the first $25 million
                                                         0.15% on the next $50 million
                                                      0.10% on the amount over $75 million
                                                    Subject to a minimum annual fee of $35,000
                                                 (payable at the end of each calendar year) starting
                                                  from the time Sub-Adviser renders investment
                                                management services for the assets of the Series,
                                              and this amount shall be prorated for any portion of
                                                a year in which the Sub-Advisory Agreement is not
                                              in effect or during which the obligation to pay this
                                                          minimum fee has not commenced
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
ING Stock Index Portfolio                       0.03%
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